LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), dated February 13, 2018 (the “Effective Date”), is entered into by and between Immune Therapeutics, Inc., a Florida corporation (“Borrower”), and Rogoff Family Trust (“Lender”).

RECITALS

WHEREAS, Borrower has requested that Lender provide Borrower with a term loan bearing interest at a fixed rate as more particularly described in this Agreement; and

WHEREAS, Lender has agreed to make such a loan, subject to the terms and conditions set forth herein and in the other Loan Documents (as defined below).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	AMOUNT AND TERMS OF THE LOAN

1. The Loan. The “Loan” hereunder shall mean the loan by Lender to Borrower in the total principal amount of Fifty Thousand Dollars ($50,000).

1.2 The Note The Loan shall be evidenced by a Promissory Note in substantially the form attached hereto as Exhibit A (the “Note”), which Note shall be executed by Borrower as of the Effective Date.

1.3	Payment of Principal and Interest.

(a) The outstanding principal balance of the Loan shall bear interest at the rate of two percent (2%) per annum. Interest on the Loan shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

(b) The principal balance of the Loan and all accrued interest shall become due and payable one hundred and twenty days (120) from the Effective Date (the “Term”); provided however, that the principal balance of the Loan and all accrued interest shall be paid earlier as follows:

(i) If Borrower receives investment capital in an amount equal to or greater than one million five hundred thousand dollars ($1,500,000) during the Term, principal and accrued interest under the Loan shall become immediately due and payable;

(ii) Upon the receipt of gross revenues by borrower equaling or greater than one million five hundred thousand dollars ($1,500,000) during the Term, Borrower shall pay Lender in monthly installments five percent (5%) of gross revenues received on the outstanding principal and accrued interest on the last day of each month beginning the first month after the Borrower has received total gross revenues of $1,500,000 or more.

(c) Nothing contained herein shall be deemed to require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the amount required to be paid hereunder for any calendar month exceeds the maximum rate permitted by law, such amounts shall be automatically reduced for such month to the maximum rate permitted by applicable law.

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1.5 Prepayment. Upon three (3) business days’ prior written notice to Lender, Borrower may prepay all or any part of the Loan, including interest, without penalty or premium at any time and from time to time.

1.6 Acceleration. Immediately upon the occurrence of any Event of Default (as defined in Section 6.1) and during any continuance thereof, Lender may declare the Loan, all interest thereon and all other amounts and obligations payable to be forthwith due and payable to Lender or may take any other action as provided in Section 6.2 herein.

1.7 Payment Procedures. All payments made by Borrower under this Agreement shall be made to Lender by wire transfer in U.S. dollars in immediately available funds to such bank account as shall be designated by Lender in writing from time to time.

2.	EFFECTIVENESS

2.1 Effectiveness. This Agreement and the Note and (collectively: the “Loan Documents”) shall not become effective until (a) all parties hereto have executed and delivered a counterpart hereof (including by way of facsimile transmission or by electronic transmission in PDF format), and (b) the conditions precedent set forth in Section 4 hereof shall have been satisfied.

3.	REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants to Lender the following:

3.1 Authority. Borrower has the requisite legal capacity to borrow money, to execute, deliver and perform each of the Loan Documents to which it is a party and all other documents, certificates and instruments delivered in connection therewith, and to effect and carry out the transactions contemplated herein and therein. Each Loan Document has been duly authorized and, when executed and delivered, will be a valid and legally binding instrument enforceable against Borrower in accordance with its terms. The execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby will not (immediately or with the passage of time, or the giving of notice) violate (a) any law, order, rule or regulation or deten11ination of an arbitrator, a court, or other governmental agency, applicable or binding upon Borrower or any of Borrower’s property or as to which Borrower or any of Borrower s property is subject (collectively, “Requirement of Law”), or (b) any provision of any agreement, instrument, or undertaking to which Borrower is a party. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity (“Person”) in connection with the execution and delivery of the Loan Documents and the performance of any obligations contemplated thereby.

3.2 Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending, or to the best knowledge of Borrower threatened, against Borrower or Lender, that could, if adversely determined, have a material adverse effect on the performance of any obligation contemplated in or arising under the Loan Documents (“Material Adverse Effect”).

3.3 Full Disclosure. No written statement prepared or furnished to Lender in connection with the transactions contemplated hereby (including, without limitation, financial statements) by or on behalf of Borrower:- when all such statements are taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading. All facts known to Borrower which are material to an understanding of the financial condition, business, properties or prospects of Borrower have been disclosed to Lender.

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4.	CONDITIONS PRECEDENT

The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

4.1 Documents. Lender shall have received the following, validly executed to the satisfaction of the Lender: (a) this Agreement; and (b) the Note.

4.2 Compliance with Covenants. Borrower shall have complied with and performed all of Borrower’s covenants and obligations under the Loan Documents.

4.3 Related Information. Borrower shall have provided to Lender in form satisfactory to Lender such other financial information relating to Borrower as requested by Lender.

5.	COVENANTS OF BORROWER

5.1 Certain Affirmative Covenants. Borrower covenants and agrees that until full and complete performance by Borrower of all obligations arising under the Loan and the Loan Documents, Borrower shall:

(a) Cooperate with Lender and execute such further instruments and documents as Lender shall reasonably request to can-y out to its satisfaction of the transactions contemplated by the Loan Documents;

(b) As soon as possible and in any event within two (2) business days after acquiring knowledge thereof notify Lender in writing of the occurrence of any Event of Default; and

(c) Promptly provide Lender with such other information respecting condition or operations, financial or othe1wise, of Borrower as Lender may from time to time reasonably request.

5.2 Compliance with Laws. Borrower shall comply in all material respects with all Requirements of Law, contractual obligations, commitments, instruments, licenses, and permits.

5.3 Reporting Requirements. Borrower shall furnish to Lender, promptly after the commencement thereof notice of all actions, suits and proceedings before any domestic or foreign governmental authority or arbitrator, affecting Borrower, except those which in the aggregate, if adversely determined, would have no Material Adverse Effect;

6.	EVENTS OF DEFAULT; ACCELERATION

6.1 Events of Default. Each of the following shall constitute an “Event of Default”

(a) Borrower shall fail to make any payment of principal or interest on the Loan or other amounts due under the Loan Documents within fifteen (15) days of the date, which such payment is due;

(b) Borrower shall fail to preform any terms, covenant or agreement contained herein or in any Loan Document and such failure shall continue for thirty (30) days after the earlier of the date on which (x) Borrower becomes aware of such failure, or (y) written notice of such failure has been given to Borrower by Lender;

(c) Any representation or warranty of Borrower in any Loan Document shall prove to have been false in any material respect upon the date when made;

(d) Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator, (ii) make a general assignment for the benefit of Borrower creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law of any jurisdiction relating to bankruptcy, insolvency, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against Borrower in an involuntary case under the United States Bankruptcy Code, or (vi) take any action for the purpose of effecting any of the foregoing; or

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(e) A proceeding or case shall be commenced, without the application or consent of Borrower, in any court of competent jurisdiction, seeking (i) the liquidation of Borrower’s assets, or the composition or readjustment of Borrower’s debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of Borrower’s assets, or (iii) similar relief in respect of Borrower under any law of any jurisdiction relating to bankruptcy, insolvency, or the composition or readjustment of debts, and such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) days; or an order for relief against the Borrower shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar law of any jurisdiction.

6.2 Remedies Upon Default. Immediately upon the occurrence of any Event of Default and during the continuance thereof, Lender may declare the Loan, all interest thereon and all other amounts and obligations payable under any Loan Document to be due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower.

7.	ARBITRATION

7.1	AGREEMENT TO BINDING ARBITRATION. THE PARTIES AGREE THAT ANY

CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE BREACH THEREOF SHALL AT EITHER PARTIES ELECTION, BE SUBMITTED TO ARBITRATION BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. EITHER PARTY MAY OBTAIN PROVISIONAL OR ANCILLARY REMEDIES SUCH AS INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER, OR EXERCISE SELF-HELP, AT ANY TIME WITHOUT WAIVING ITS RIGHT TO ARBITRATION.

8.	MISCELLANEOUS

8.1 Governing Law; Submission to Jurisdiction. This Agreement and the Note are contracts under the laws of the State of Florida and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without regard to its principals of conflicts of laws. Borrower and Lender hereby submit to the nonexclusive jurisdiction of any Florida state or federal court sitting in Orlando for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Borrower and Lender irrevocably waive, to the fullest extent pern1itted by applicable law, any objection that Borrower or Lender may now or hereafter have to laying of the venue of any such proceedings brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

8.2 Waiver of Jury Trial. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.3 Further Assurances. Borrower shall, at any time, and from time to time, upon the written request of Lender, execute and deliver such further documents and do such further acts and things as Lender may reasonably request to effect the purposes of this Agreement.

8.4 Waivers. No course of dealing between Borrower and Lender, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Lender hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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8.5 Rights Cumulative. The rights and remedies provided herein, and under the Note, and in all other agreements, instruments, and documents delivered pursuant to or in connection with this Agreement, and by applicable law are cumulative and are in addition to and not exclusive of any other rights or remedies provided by law.

8.6 Severability. The provisions of this Agreement are severable. If any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or pa1t thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

8.7 Notices. All notices and other communications made or required to be given pursuant to the Loan Documents shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by electronic transmission in PDF format, or delivered by overnight courier service, or mailed by registered or ce11ified mail {return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereat):

If to Borrower:

Immune Therapeutics, Inc.
37 North Orange Ave., Suite 607
Orlando, Florida 32801

Fax number: (407) 894-5567

Phone: (407) 902-7904

If to Lender:

Lofton Family Trust

8.8 Successors and Assign. This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that Borrower may not assign any rights or obligations hereunder without the written consent of Lender.

8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one document.

8.10 Termination. This Agreement shall terminate upon iI1·evocable payment in cash in full of all obligations hereby.

8.11 Entire Agreement. This Agreement and the other Loan Documents executed and delivered contemporaneously herewith, together with the exhibits and schedules attached hereto and thereto, constitute the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby. In the event that the provisions of this Agreement shall conflict with provisions of any of the other Loan Documents, the provisions of this Agreement shall control.

Signatures Appear on the Following Page

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IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Borrower: Immune Therapeutics, Inc.		Lender: Rogoff Family Trust

By:
Noreen Griffin

Its:	CEO

[Signature Page to Loan Agreement]

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Exhibit A

PROMISSORY NOTE

$50,000	February 13, 2018

FOR VALUE RECEIVED, the undersigned, Immune Therapeutics, Inc., a Florida corporation (“Borrower”), promises to pay to the order of Rogoff Family Trust (“Lender”), the principal sum of Fifty Thousand dollars ($50,000), together with interest upon the unpaid principal balance (the “Loan”), at the rate hereinafter specified, said principal and interest being payable as follows:

The outstanding principal balance of the Loan shall bear interest at the rate of two percent (2%) per annum. Interest on the Loan shall be calculated on the basis of a 360-day year and the actual number of days elapsed.

The principal balance of the Loan and all accrued interest shall become due and payable 120 days from the Effective Date; provided, however, that the principal balance of the Loan and all accrued interest shall be paid earlier as follows:

(i) If Borrower receives investment capital in an amount equal to or greater than one million five hundred thousand dollars ($1,500,000) during the Term, principal and accrued interest under the Loan shall become immediately due and payable;

(ii) If Borrower uplists its common stock to a global or national exchange for buying and selling its common stock during the Term, principal and accrued interest under the Loan shall become immediately due and payable; or

(iii) Upon the receipt of gross revenues by Borrower equaling or greater than one million five hundred thousand dollars ($ 1,500,000) during the Term, Borrower shall pay Lender in monthly installments five percent (5%) of gross revenues received on the outstanding principal and accrued interest on the last day of each month beginning the first month after the Borrower has received total gross revenues of $1,500,000 or more.

This Promissory Note (the “Note’’) is being issued pursuant to that certain Loan Agreement, dated of even date herewith, between Borrower and Lender (the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

For any payment which is not made within ten (10) days of the due date for such payment, Borrower shall pay a late fee. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

All interest and the principal hereof shall be paid to Lender by wire transfer in U.S. dollars in immediately available funds to such bank account as shall be designated by Lender in writing from time to time.

If Borrower shall fail to make payment of any installment of principal and interest, within fifteen (15) days of its due date, or upon the occurrence of any other Event of Default under the Loan Agreement or this Note, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of Lender, at once become due and payable, without demand or notice, the same being expressly waived and Lender may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.

Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. Borrower waives protest, demand, presentment, and notice of dishonor, and agrees that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to it and without affecting its liability thereon. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

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It is the intention of Lender and Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that Lender ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to Borrower, or other party lawfully entitled thereto. All interest paid or agreed to be paid by Borrower shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Lender and Borrower that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Florida from time to time in effect.

Upon three (3) business days’ prior written notice to Lender, Borrower shall have the right to prepay the indebtedness evidenced hereby in whole or in part by paying the principal amount being prepaid plus accrued interest.

The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. The parties hereto shall negotiate in good faith to replace such invalid or unenforceable provision with a valid and enforceable provision to effect the original intent of the parties in a mutually acceptable manner; provided, however, that if the parties cannot agree on such provision after negotiating in good faith within a reasonable period of time under the circumstances, in lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower without consent shall be void and of no effect with respect to Lender.

Subject to the Loan Agreement, Lender may from time to time assign, in whole or in part, this Note and/or the obligations evidenced hereby. The holder of any such assignment, if the applicable agreement between Lender and such holder so provides, shall be entitled to all of the rights, obligations and benefits of Lender as fully as though Borrower were directly indebted to such holder.

Borrower irrevocably appoints each and every officer of Borrower as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Borrower, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Orlando, Orange County, Florida, by service of process on any such officer; and Borrower agrees that such courts of the State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender in any such court based upon improper venue or inconvenient forum.

[signature page to follow]

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Borrower:

Immune Therapeutics, Inc.

By:
Noreen Griffin, Chief Executive

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